Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2009, relating to the consolidated financial statements and financial statement schedule of IRIDEX Corporation, as of January 3, 2009 and December 29, 2007 and the two years ended January 3, 2009, which appear in IRIDEX Corporation’s Annual Report on Form 10-K for the year ended January 3, 2009.

/s/    Burr, Pilger & Mayer LLP

San Francisco, California

August 31, 2009